EXHIBIT 23.1
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                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this Registration Statement on Form S-3 of Able Laboratories, Inc. (the "Company") (formerly known as DynaGen, Inc.) of our report dated March 31, 2001, appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, as amended, and to the reference to us under the heading "Experts" in the prospectus which is part of this Registration Statement.



                                                /s/ Wolf & Company, P.C.
                                                --------------------------------
                                                WOLF & COMPANY, P.C.



Boston, Massachusetts
February 11, 2002